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Exhibit 10.30

INTELLECTUAL PROPERTY SECURITY AGREEMENT
(Subsidiary)

        This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of the 8th day of February, 2008 by ALDILA GOLF CORP., a Delaware corporation ("Pledgor") in favor of KEYBANK NATIONAL ASSOCIATION ("Lender").

        1.    Recitals.

        ALDILA, INC., a Delaware corporation (together with its successors and assigns, "Borrower"), is entering into that certain Credit and Security Agreement, dated as of February 8, 2008, with Lender (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement"). Pledgor desires that Lender grant the financial accommodations as described in the Credit Agreement.

        Pledgor, a subsidiary of Borrower whose financing is provided by the Loans, as defined in the Credit Agreement, deems it to be in the direct pecuniary and business interests of Pledgor that Borrower obtain from Lender the Commitment, as defined in the Credit Agreement, and the Loans, provided for in the Credit Agreement.

        Pledgor understands that Lender is willing to enter into and grant the financial accommodations to Borrower provided for in the Credit Agreement only upon certain terms and conditions, one of which is that Pledgor grant to Lender, a security interest in the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of Lender entering into the Credit Agreement each financial accommodation granted to Borrower by Lender and for other valuable consideration.

        2.    Definitions.    Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement, and (b) unless otherwise defined in the Credit Agreement, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

          "Assignment" means an Assignment in the form of Exhibit A attached hereto.

          "Collateral" means, collectively, all of Pledgor's existing and future right, title and interest in, to and under (a) industrial designs, patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, service marks, trade names and copyright registrations, and other intellectual property or registrations, whether federal, state or foreign, including, but not limited to, those that are registered or pending as listed on Schedule 1 hereto (as such Schedule 1 may from time to time be amended, supplemented or otherwise modified); (b) common law trademark rights, copyrights, improvements, confidential information and inventions; (c) renewals, continuations, extensions, reissues and divisions of any of the foregoing; (d) rights to sue for past, present and future infringements or any other commercial tort claims relating to any of the foregoing; (e) all licenses and all income, revenue and royalties with respect to any licenses, whether registered or unregistered and all other payments earned under contract rights relating to any of the foregoing; (f) all general intangibles and all intangible intellectual or similar property of Pledgor connected with and symbolized by any of the foregoing; (g) goodwill associated with any of the foregoing; (h) all payments under insurance, including the returned premium upon any cancellation of insurance (whether or not Lender is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing; and (i) Proceeds of any of the foregoing.

          "Event of Default" means an event or condition that constitutes an Event of Default, as defined in Section 8.1 hereof.

          "Hedge Agreement" means any Hedge Agreement, as defined in the Credit Agreement, existing between a Company and Lender.

          "ITU Application" means a trademark application filed with the USPTO pursuant to 15 U.S.C. § 1051(b).

          "Obligations" means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by Borrower to Lender pursuant to the Credit Agreement and the other Loan Documents; (b) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (c) all interest from time to time accruing on any of the foregoing, and all fees and other amounts payable by Borrower pursuant to the Credit Agreement or any other Loan Document; (d) all obligations and liabilities of any Company now existing or hereafter incurred to Lender (or any affiliate of Lender) under, arising out of, or in connection with any Hedge Agreement; (e) every other liability, now or hereafter owing to Lender (or any affiliate of Lender) by Borrower or Pledgor, and includes, without limitation, every liability, whether owing by only Borrower or Pledgor or by Borrower or Pledgor with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender (or such affiliate) or acquired by Lender (or such affiliate) by purchase, pledge or otherwise and whether participated to or from Lender (or such affiliate) in whole or in part; and (f) all Related Expenses.

          "Proceeds" means (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Except as expressly authorized in this Agreement, the right of Lender to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Lender to Pledgor's sale, exchange, collection, or other disposition of any or all of the Collateral.

          "Trademark Act" means the U.S Trademark Act of 1946, as amended.

          "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of Ohio.

          "USCO" means the United States Copyright Office in Washington D.C.

          "USPTO" means the United States Patent and Trademark Office in Washington D.C.

        3.    Grant of Assignment and Security Interest.    In consideration of and as security for the full and complete payment of all of the Obligations, Pledgor hereby agrees that Lender shall at all times have, and hereby grants to Lender, a security interest in all of the Collateral, including (without limitation) all of Pledgor's future Collateral, irrespective of any lack of knowledge by Lender of the creation or acquisition thereof. Pledgor and Lender hereby acknowledges and agrees that with respect to any ITU Application included within the Collateral, to the extent such an ITU Application would under the Trademark Act be deemed to be transferred in violation of 15 U.S.C. § 1060(a) as a result of the security interest granted herein or otherwise invalidated or made unenforceable as a result of the execution or performance of this Agreement, no security interest shall be deemed to have been granted in such ITU Application (notwithstanding the provisions of this Agreement or any other Loan Document) until such time as the circumstances that would give rise to such violation, invalidation or unenforceability no longer exist.

        4.    Representations and Warranties.    Pledgor hereby represents and warrants to Lender as follows:

          4.1.    Pledgor owns all of the Collateral and, whether the same are registered or unregistered, to Pledgor's knowledge, no such Collateral has been adjudged invalid or unenforceable.

          4.2.    To Pledgor's knowledge, the Collateral is valid and enforceable.

          4.3.    Pledgor has no knowledge of any material claim that the use of any of the Collateral does or may violate the rights of any Person.

          4.4.    Except for liens expressly permitted pursuant to Section 5.9 of the Credit Agreement, Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Collateral, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by Pledgor not to sue third Persons.

          4.5.    Pledgor has full power, authority and legal right to pledge the Collateral and enter into this Agreement and perform its terms.

          4.6.    Pledgor has used, and shall continue to use, for the duration of this Agreement, proper statutory notice in connection with its use of the Collateral, except where the failure to do so will not have a material adverse effect on Pledgor.

        5.    Further Assignment Prohibited.    Pledgor shall not enter into any agreement that is inconsistent with Pledgor's obligations under this Agreement and shall not otherwise sell or assign its interest in, or grant any license or sublicense with respect to, any of the Collateral without Lender's prior written consent, which consent shall not be unreasonably withheld. Absent such prior written consent, any attempted sale or license is null and void.

        6.    Right to Inspect.    Upon delivery of at least three (3) Business Days advance written notice to Pledgor, Pledgor hereby grants to Lender and its employees and agents the right, during regular business hours, to visit any location of Pledgor or, if applicable, any other location, and to inspect the products and quality control records relating thereto at Pledgor's expense.

        7.    Standard Patent and Trademark Use.    Pledgor shall not use the Collateral in any manner that would jeopardize the validity or legal status thereof. Pledgor shall comply with all patent marking requirements as specified in 35 U.S.C. §287. Pledgor shall use commercially reasonable efforts to conform its usage of any trademarks to standard trademark usage, including, but not limited to, using the trademark symbols ®, ™, andSM where appropriate.

        8.    Event of Default.

          8.1.    The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default.

          8.2.    Pledgor expressly acknowledges that Lender shall record this Agreement with the USCO and the USPTO, as appropriate. Contemporaneously herewith, Pledgor shall execute and deliver to Lender the Assignment, which Assignment shall have no force and effect and shall be held by Lender in escrow until the occurrence and continuation of an Event of Default; provided, that, anything herein to the contrary notwithstanding, the security interest and collateral assignment granted herein shall be effective as of the date of this Agreement. After the occurrence of an Event of Default, the Assignment shall immediately take effect upon certification of such fact by an authorized officer of Lender in the form reflected on the face of the Assignment and Lender may, in its sole discretion, record the Assignment with the USCO and the USPTO, as appropriate, or in any appropriate office in any foreign jurisdiction in which such patent, trademark, copyright or other intellectual property interest is registered, or under whose laws such property interest has been granted.

          8.3.    If an Event of Default shall occur and be continuing, Pledgor irrevocably authorizes and empowers Lender to terminate Pledgor's use of the Collateral and to exercise such rights and remedies as allowed by law. Without limiting the generality of the foregoing, after any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Pledgor or any other Person or property, all of which Pledgor hereby waives, and upon such terms and in such manner as Lender may deem advisable, Lender, in its sole discretion, may sell, assign, transfer and deliver any of the Collateral, together with the associated goodwill, or any interest that Pledgor may have therein, at any time, or from time to time. No prior notice need be given to Pledgor or to any other Person in the case of any sale of Collateral that Lender determines to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Lender shall give Pledgor no fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Lender may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Lender in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Lender shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.

        9.    Maintaining Collateral; Attorneys' Fees, Costs and Expenses.    Pledgor shall have the obligation and duty to perform all acts necessary to maintain or preserve the Collateral, provided that Pledgor shall not be obligated to maintain any Collateral in the event Pledgor determines, in the reasonable business judgment of Pledgor, that the maintenance of such Collateral is no longer necessary in Pledgor's business. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including, without limitation, the reasonable attorneys' fees and legal expenses incurred by Lender in connection with the amendment and enforcement of this Agreement, all renewals, required affidavits and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, reasonable counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Pledgor, upon demand by Lender, and, until so paid, shall be added to the principal amount of the Obligations.

        10.    Pledgor's Obligation to Prosecute.    Except as otherwise agreed to by Lender in writing, Pledgor shall have the duty to prosecute diligently any patent, trademark, service mark or copyright application pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to file and prosecute opposition and cancellation proceedings and to do any and all acts that are necessary or desirable to preserve and maintain all rights in the Collateral, including, but not limited to, payment of any maintenance fees. Any expenses incurred in connection with the Collateral shall be borne by Pledgor. Pledgor shall not abandon any Collateral without the prior written consent of Lender, unless such abandonment will not have a material adverse effect on Pledgor or such abandonment is in connection with the abandonment of a product or product line.

        11.    Lender's Right to Enforce.    Pledgor shall have the right to bring any opposition proceeding, cancellation proceeding or lawsuit in its own name to enforce or protect the Collateral. Lender shall have the right, but shall have no obligation, to join in any such action. Pledgor shall promptly, upon demand, reimburse and indemnify Lender for all damages, reasonable costs and expenses, including reasonable attorneys' fees incurred by Lender in connection with the provisions of this Section 11, in the event Lender elects to join in any such action commenced by Pledgor.

        12.    Power of Attorney.    Pledgor hereby authorizes and empowers Lender to make, constitute and appoint any officer or agent of Lender as Lender may select, in its exclusive discretion, as Pledgor's true and lawful attorney-in-fact, with the power to endorse, after the occurrence and during the continuation of an Event of Default, Pledgor's name on all applications, documents, papers and instruments necessary for Lender to use the Collateral, or to grant or issue any exclusive or nonexclusive license under the Collateral to any third party, or necessary for Lender to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral, together with associated goodwill to a third party or parties. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

        13.    Lender's Right to Perform Obligations.    If Pledgor fails to comply with any of its obligations under this Agreement Lender may, but is not obligated to, upon giving reasonable notice to Pledgor, do so in Pledgor's name or in the name of Lender, but at Pledgor's expense, and Pledgor hereby agrees to reimburse Lender, upon request, in full for all expenses, including reasonable attorneys' fees, incurred by Lender in protecting, defending and maintaining the Collateral.

        14.    Additional Documents.    Pledgor shall, upon written request of Lender, enter into such additional documents or instruments as may be required by Lender in order to effectuate, evidence or perfect Lender's interest in the Collateral, as evidenced by this Agreement.

        15.    New Collateral.    If, before the Obligations shall have been irrevocably paid in full and the Commitment terminated, Pledgor shall obtain rights to any new Collateral, the provisions of this Agreement hereby shall automatically apply thereto as if the same were identified on Schedule 1 as of the date hereof and Pledgor shall give Lender prompt written notice thereof.

        16.    Modifications for New Collateral.    Pledgor hereby authorizes Lender to modify this Agreement by amending Schedule 1 to include any future Collateral as contemplated by Sections 1 and 15 hereof and, at Lender's request, Pledgor shall execute any documents or instruments reasonably required by Lender in order to modify this Agreement as provided by this Section 16, provided that any such modification to Schedule 1 shall be effective without the signature of Pledgor.

        17.    Termination.    At such time as the Obligations shall have been irrevocably paid in full, the Commitment, as defined in the Credit Agreement, terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Lender, Pledgor shall have the right to terminate this Agreement. Upon written request of Pledgor, Lender shall execute and deliver to Pledgor all deeds, assignments, and other instruments as may be necessary or proper to release Lender's security interest in and assignment of the Collateral and to re-vest in Pledgor full title to the Collateral, subject to any disposition thereof that may have been made by Lender pursuant hereto.

        18.    No Waiver.    No course of dealing between Pledgor and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        19.    Maximum Liability of Pledgor.    Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Pledgor from other affiliates of Borrower) would not render the rights to payment of Lender hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

        20.    Remedies Cumulative.    All of the rights and remedies of Lender with respect to the Collateral, whether established hereby or by the Loan Documents, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

        21.    Severability.    The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

        22.    Modifications.    This Agreement may be amended or modified only by a writing signed by Pledgor and Lender. In the event that any provision of this Agreement is deemed to be inconsistent with any provision of any other document, other than the Credit Agreement, the provisions of this Agreement shall control.

        23.    Assignment and Successors.    This Agreement shall not be assigned by Pledgor without the prior written consent of Lender. This Agreement shall bind the successors and permitted assigns of Pledgor and shall benefit the successors and assigns of Lender. Any attempted assignment or transfer without the prior written consent of Lender shall be null and void.

        24.    Notice.    All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address of Pledgor specified on the signature page of this Agreement, if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the signature pages of the Credit Agreement or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

        25.    Governing Law; Submission to Jurisdiction.    The provisions of this Agreement and the respective rights and duties of Pledgor and Lender hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Remainder of page intentionally left blank.]

        JURY TRIAL WAIVER.    PLEDGOR, BORROWER AND LENDER, TO THE EXTENT PERMITTED BY LAW, EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG LENDER, BORROWER AND PLEDGOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Intellectual Property Security Agreement as of the date first set forth above.

Address:	14145 Danielson Street, Suite B	ALDILA GOLF CORP.
Poway, CA 92064
	Attn: Chief Financial Officer	By:	Peter R. Mathewson Peter R. Mathewson President

Signature Page to
Intellectual Property Security Agreement

SCHEDULE 1

        None as of the Closing Date.

S-1

EXHIBIT A
FORM OF ASSIGNMENT

        THIS DOCUMENT SHALL BE HELD BY LENDER, IN ESCROW PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE INTELLECTUAL PROPERTY SECURITY AGREEMENT (THE "AGREEMENT"), DATED AS OF FEBRUARY 8, 2008, EXECUTED BY ALDILA GOLF CORP., A DELAWARE CORPORATION ("PLEDGOR"), IN FAVOR OF KEYBANK NATIONAL ASSOCIATION, (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, "LENDER"). BY SIGNING IN THE SPACE PROVIDED BELOW, THE UNDERSIGNED OFFICER OF LENDER CERTIFIES THAT AN EVENT OF DEFAULT, AS DEFINED IN THE AGREEMENT, HAS OCCURRED AND IS CONTINUING AND THAT LENDER HAS ELECTED TO TAKE POSSESSION OF THE COLLATERAL, AS DEFINED BELOW, AND TO RECORD THIS DOCUMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE OR THE UNITED STATES COPYRIGHT OFFICE, AS APPLICABLE, OR IN ANY APPROPRIATE OFFICE IN ANY FOREIGN JURISDICTION IN WHICH SUCH PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY INTEREST IS REGISTERED, OR UNDER WHOSE LAWS SUCH PROPERTY INTEREST HAS BEEN GRANTED. UPON RECORDING OF THIS DOCUMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE OR UNITED STATES COPYRIGHT OFFICE, AS APPLICABLE, OR IN ANY APPROPRIATE OFFICE IN ANY FOREIGN JURISDICTION IN WHICH SUCH PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY INTEREST IS REGISTERED, OR UNDER WHOSE LAWS SUCH PROPERTY INTEREST HAS BEEN GRANTED, THIS LEGEND SHALL CEASE TO HAVE ANY FORCE OR EFFECT.

KEYBANK NATIONAL ASSOCIATION
By:
Name:
Title:

ASSIGNMENT

        WHEREAS, ALDILA GOLF CORP., a Delaware corporation ("Pledgor"), is the owner of the Collateral, as hereinafter defined;

        WHEREAS, Pledgor has executed an Intellectual Property Security Agreement, dated as of February 8, 2008 (as the same may from time to time be amended, restated or otherwise modified, the "Agreement"), in favor of KEYBANK NATIONAL ASSOCIATION (together with its successors and assigns, "Lender"), pursuant to which Pledgor has granted to Lender a security interest in the Collateral as security for the Obligations, as defined in the Agreement;

        WHEREAS, the Agreement provides that the security interest in the Collateral is effective as of the date of the Agreement;

        WHEREAS, the Agreement provides that this Assignment shall become effective upon the occurrence and continuation of an Event of Default, as defined in the Agreement, and Lender's election to take actual title to the Collateral;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Pledgor, its successors and assigns, subject to the limitations stated in the paragraph immediately following, does hereby transfer, assign and set over unto Lender, and its successors, transferees and assigns, all of Pledgor's existing and future right, title and interest in, to and under (a) patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, service marks, trade names and copyright registrations, whether federal, state or foreign; (b) common law trademark rights, copyrights, improvements and inventions; (c) renewals, continuations, extensions, reissues and divisions of any of the foregoing; (d) rights to sue for past, present and future infringements or any other commercial tort claims relating to any of the foregoing; (e) all licenses and all income, revenue and royalties with respect to any licenses, whether registered or unregistered, and all other payments earned under contract rights, relating to any of the foregoing; (f) all general intangibles and all intangible intellectual or similar property of Pledgor connected with and symbolized by any of the foregoing; (g) goodwill associated with any of the foregoing; (h) all payments under insurance, including the returned premium upon any cancellation of insurance, (whether or not Lender is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing; and (i) Proceeds of any of the foregoing (collectively, the "Collateral"), including, but not limited to, the Collateral listed on Schedule 1 hereto that is (i) registered in the United States Copyright Office in Washington, D.C., (ii) registered in the United States Patent and Trademark Office in Washington D.C. or that is the subject of pending applications in the United States Patent and Trademark Office, or (iii) registered or pending registration in any foreign jurisdiction.

        This Assignment shall be effective only upon certification of an authorized officer of Lender, as provided above, that (a) an Event of Default, as defined in the Agreement, has occurred and is continuing, and (b) Lender has elected to take actual title to the Collateral.

        IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer on February 8, 2008.

ALDILA GOLF CORP.
By:
Name:
Title:

SCHEDULE 1

        None as of the Closing Date.

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  Exhibit 10.30
INTELLECTUAL PROPERTY SECURITY AGREEMENT (Subsidiary)
SCHEDULE 1
EXHIBIT A FORM OF ASSIGNMENT
ASSIGNMENT
SCHEDULE 1